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                                                                     Exhibit 1.2

                            PASS-THROUGH CERTIFICATES
                    ABN AMRO MORTGAGE CORPORATION, DEPOSITOR

                                 TERMS AGREEMENT
                                 ---------------

                                                           Dated: March 19, 1999

To: ABN AMRO MORTGAGE CORPORATION

Re: Underwriting Agreement, dated as of March 19, 1999 (the "Underwriting Agreement")

Ladies and Gentlemen:

     The undersigned (being herein called the "Underwriters"), understand that ABN AMRO Mortgage Corporation, a Delaware corporation (the "Company"), proposes to issue and sell $289,058,229 original principal amount of Pass-Through Certificates described below (the "Certificates"). The Certificates will be issued under a Pooling and Servicing Agreement dated as of March 1, 1999 among the Company as depositor, LaSalle Home Mortgage Corporation as servicer and Chase Bank of Texas, National Association as trustee. The terms of the Certificates are summarized below and are more fully described in the Company's Prospectus Supplement prepared with respect to the Certificates.

     All the provisions (including defined terms) contained in the Underwriting Agreement are incorporated by reference herein in their entirety and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. The Closing Time referred to in
Section 2 of the Underwriting Agreement shall be 9:00 a.m., Chicago, Illinois time, on March 24, 1999. Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell and the Underwriters agree to purchase , severally and not jointly, the respective original principal amounts of Certificates set forth opposite their names in
Exhibit I hereto at the purchase price set forth below.

     The Underwriters will offer the Certificates for sale upon the terms and conditions set forth in the Prospectus.

     Subject to the terms and conditions set forth or incorporated by reference herein, the Underwriters will pay for the Certificates at the time and place and in the manner set forth in the Underwriting Agreement.

     The Underwriters will pay their pro rata share (based upon the principal amount of Offered Certificates each of the Underwriters has agreed to purchase as indicated on Exhibit I hereto) of all fees and expenses relating to any letter of independent certified public accountants delivered in connection with the Computational Materials.






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Series Designation:        1999-2

Terms of the Certificates and Underwriting Compensation:

                                Original
                                Principal                        Interest                  Price to
Classes                         Amount                             Rate *                  Public
----------                      -----------                      --------                  --------
Class IA-1                      $42,900,000                       6.15%
Class IA-2                      $31,622,000                       6.30%
Class IA-3                      $2,000,000                        6.35%
Class IA-4                      $60,800,000                       6.40%
Class IA-5                      $33,260,620                       +
Class IA-5-1                    $4,800,000                        6.75%
Class IA-5-2**                  $6,039,985                        6.75%***
Class IA-5-3**                  $3,152,592                        6.75%***
Class IA-5-4                    $25,480,000                       6.75%++
Class IA-5-5                    $2,980,620                        0.00%****
Class IA-5-6**                  $3,292,439                        6.75%***
Class IA-6                      $5,007,000                        6.75%++
Class IA-7                      $1,886,509                        6.75%++
Class IA-8                      $2,000,000                        6.75%
Class IM                        $4,030,000                        6.75%
Class IB-1                      $1,593,000                        6.75%
Class IB-2                      $843,000                          6.75%
Class IIA                       $101,508,000                      +++
Class IIM                       $934,000                          +++
Class IIB-1                     $415,000                          +++
Class IIB-2                     $259,000                          +++
Class R *****                   $100                              6.75%


* Interest distributed to the Offered Certificates on each Distribution Date will have accrued during the preceding calendar month at the applicable per annum Interest Rate (as defined in the Prospectus Supplement).

**             Not entitled to receive distributions of principal.

*** Will accrue interest on the related Notional Amounts as described in the Prospectus Supplement.

**** Will not be entitled to distributions of interest and will only receive principal in respect of the Loans with Pass-Through Rates that are less than 6.750% per annum.





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*****          Will be comprised of two Components, Component R-1, which
               represents the sole residual interest in REMIC I (as defined in the Prospectus Supplement), and Component R-2, which represents the sole residual interest in REMIC II (as defined in the Prospectus Supplement).

+ The Class IA-5 Certificates will be comprised of Component IA-5-1, Component IA-5-2, Component IA-5-3, Component IA-5-4, Component IA-5-5 and Component IA-5-6.

++ Interest accrued on this class of certificates will initially be added to its principal balance rather than distributed to the holders of this class of certificates on each distribution date.

+++ The interest rate on this class of certificates will initially equal approximately 6.24126% and subsequently will be equal to the weighted average interest rate on the Group II Loans (as defined in the Prospectus Supplement), less a fee for the servicing of the Group II Loans.

Certificate Rating:

     Standard & Poor's, A Division of the McGraw-Hill Companies, Inc. ("S&P") and Fitch IBCA, Inc. ("Fitch") shall each assign a rating of "AAA" to the Class IA and Class IIA Certificates and Class R Certificate. Fitch shall assign a rating of not less than"AA" to the Class IM Certificates and the Class II M Certificates, not less than"A" to the Class IB-1 Certificates and the Class IIB-1 Certificates and not less than "BBB" to the Class IB-2 Certificates and the Class IIB-2 Certificates.

REMIC Election:

     The Company intends to cause an election to be made to treat REMIC I and REMIC II as "real estate mortgage investment conduits" (each, a "REMIC") for federal income tax purposes. All of the Certificates issued by REMIC I and REMIC II, other than the Class R Certificate, will represent ownership of REMIC "regular interests". The Class R Certificate will represent ownership of the REMIC "residual interest" in REMIC II and REMIC I.

Credit Enhancement:

     Senior/Subordinated: Shifting interest

Cut-off Date:

     The Cut-off Date is March 1, 1999.

Distribution Date:





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     The 25th day of each month (or, if such 25th day is not a business day, the business day immediately following) commencing April 1999.

Purchase Price:

     The purchase price payable by the Underwriters for the Certificates is 99.65% of the aggregate principal balance of the Certificates as of the Closing Date plus accrued interest from March 1, 1999 up to but not including the Closing Date.

Underwriting Commission:

     Notwithstanding anything to the contrary in the Underwriting Agreement, no additional underwriting commission shall be payable by the Company to the Underwriter in connection with the purchase of the Certificates.

Closing Date and Location:

     March 24, 1999 at the Chicago, Illinois offices of Mayer, Brown & Platt.






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     Please confirm your agreement by having an authorized Officer sign a copy of this Agreement in the space set forth below and returning a signed copy to us.

                                             LEHMAN BROTHERS INC.

                                             By: /s/ Stanley P. Labanowski
                                                -----------------------------
                                                Name:  Stanley P. Labanowski
                                                Title: Vice President

                                             ABN AMRO INCORPORATED

                                             By: /s/ Maria Fregosi
                                                -----------------------------
                                                Name:  Maria Fregosi
                                                Title: First Vice President

ACCEPTED:

ABN AMRO MORTGAGE CORPORATION

By: /s/ Stewart W. Fleming
   -----------------------------
   Name:  Stewart W. Fleming
   Title: Senior Vice President

STANDARD FEDERAL BANCORPORATION, INC.

By: /s/ Joseph E. Krul
   -----------------------------
   Name:  Joseph E. Krul
   Title: Executive Vice President






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                                    Exhibit I

                                                            Original
                                                            Principal
                                                            Amount of
Name                                                        Certificates
----                                                        ------------
LEHMAN BROTHERS INC.                                   100% of the Certificates



                                     Total                  $289,058,229


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